Exhibit 99.1

Contact
Jennifer Williams
Cook Williams Communications, Inc.
360-668-3701
jennifer@cwcomm.org

PDL BioPharma Announces Departure of Chief Financial Officer

INCLINE VILLAGE, NV, December 12, 2011 -- PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that Christine Larson has resigned her position as vice president and chief financial officer of PDL effective as of December 9, 2011.  The company will immediately begin a search for a new CFO.

About PDL BioPharma
PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new royalty bearing assets and maximizing the value of its patent portfolio and related assets. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

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